EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be filed on behalf of each of us.

Dated: December 14, 2010
STG UGP, LLC

	By:	/s/ Brad MacMillin
	Name:	Brad MacMillin
	Title:	Authorized Person*

STG III GP, L.P.
	By:	STG UGP, LLC, its general partner

	By:	/s/ Brad MacMillin
	Name:	Brad MacMillin
	Title:	Authorized Person*

STG III, L.P.
	By:	STG III GP, L.P., its general partner

	By:	STG UGP, LLC, its general partner

	By:	/s/ Brad MacMillin
	Name:	Brad MacMillin
	Title:	Authorized Person*

STG III-A, L.P.
	By:	STG III GP, L.P., its general partner

	By:	STG UGP, LLC, its general partner

	By:	/s/ Brad MacMillin
	Name:	Brad MacMillin
	Title:	Authorized Person*

ROMESH WADHWANI

	By:	/s/ Brad MacMillin
	Name:	Brad MacMillin
	Title:	Authorized Person*